Exhibit 99.1

[PROLIANCE LOGO OMITTED]

FOR: PROLIANCE INTERNATIONAL, INC.
Contact: Richard A. Wisot Chief Financial Officer (203) 859-3552
FOR IMMEDIATE RELEASE
Financial Dynamics Investor Relations: Christine Mohrmann, Eric Boyriven, Alexandra Tramont (212) 850-5600

PROLIANCE ANNOUNCES BRANCH CLOSURES

NEW HAVEN, CONNECTICUT, August 2, 2005 – Proliance International, Inc. (AMEX: PLI) today announced that the Company is initiating additional actions under the restructuring program associated with the recently completed merger with Modine Manufacturing Company's aftermarket business, Modine Aftermarket Holdings. Under these actions, the Company will close 22 of its branch locations and relocate these activities into other existing branch locations in the same cities. The closures, which will involve both former Transpro and former Modine facilities, will eliminate duplicate facilities and lower operating costs.

The closures will commence systematically over the next 90 days and will be completed by the end of 2005. In connection with these actions, the Company expects to incur between $0.7 million and $1.0 million in one-time cash restructuring costs related to the relocation of inventory and equipment, facility exit costs and personnel-related expenses. Of this amount, approximately 30% will be charged to the income statement as it relates to the closure of former Transpro facilities, while the remainder will be considered part of the acquisition purchase price, thus resulting in a reduction of the negative goodwill that will be recorded from the acquisition, as it relates to the closure of former Modine aftermarket facilities. Once fully implemented, these actions are anticipated to generate annual operating cost savings substantially in excess of the one-time restructuring charges. These actions are part of the previously announced restructuring program, expected to total $10-$14 million in restructuring charges over the next 12-18 months.

"These actions constitute another step in the business integration process associated with the recently completed merger transaction with Modine Aftermarket Holdings," said Charles E. Johnson, President and CEO of Proliance. "The locations being closed are, for the most part, located close to another, better situated Proliance location and, therefore, can be closed without negative impact on our customers. It is our intention to insure that the Company's distribution system is second to none in the automotive aftermarket and that it provides both a fully functional, value-added capability for our customers and a profitable return for Proliance's shareholders. We will continue to evaluate alternative approaches to distribution which help us achieve these important objectives."

-MORE-

PROLIANCE ANNOUNCES BRANCH CLOSURES	Page 2

Proliance International, Inc. is a leading manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications.

Proliance International, Inc.'s Strategic Corporate Values Are:

•	Being An Exemplary Corporate Citizen

•	Employing Exceptional People

•	Dedication To World-Class Quality Standards

•	Market Leadership Through Superior Customer Service

•	Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan," "possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

In addition, the following factors relating to the merger with the Modine Manufacturing Company aftermarket business, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the businesses will not be integrated successfully; (2) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer to realize than expected; (3) disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; (4) the transaction may involve unexpected costs; (5) increased competition and its effect on pricing, spending, third-party relationships and revenues; (6) the risk of new and changing regulation in the U.S. and internationally; (7) the possibility that Proliance's historical businesses may suffer as a result of the transaction and (8) other uncertainties and risks beyond the control of Proliance. Additional factors that could cause Proliance's results to differ materially from those described in the forward-looking statements can be found in the Annual Report on Form 10-K of Proliance (formerly known as Transpro, Inc.), in the Quarterly Reports on Forms 10-Q of Proliance, and Proliance's other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

# # #